Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-3
(Form Type)

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Security(1)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(2)(3)
Fees to Be Paid	Equity	Common Stock	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Depositary Shares	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants	Rule 457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	$100,000,000(2)	.00013810	$13,810
	Total Offering Amounts					$100,000,000(2)		$13,810
	Total Fees Previously Paid							—
	Total Fee Offsets							$1,708.10
	Net Fee Due							$12,101.90

(1)
This registration statement covers such indeterminate number of shares of securities of each identified class, as may be registered from time to time, having an aggregate initial offering price not to exceed $100,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.

(2)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. With respect to the primary offering, the amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act of 1933.

(3)
Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets the registration fee required in connection with this registration statement by $1,708.10, which represents the registration fee previously paid by the registrant with respect to an aggregate $15,500,000 of unsold securities (the “Unsold Securities”) previously registered on Registration Statement on Form S-3 (File No. 333-272337) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on June 1, 2023, which is now terminated. Pursuant to Rule 457(p), the $13,810 filing fee currently due in connection with this Registration Statement is offset in part by the $1,708.10 balance for the Unsold Securities under the Prior Registration Statement, resulting in a net fee due of $12,101.90 and remitted in connection with this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	ChoiceOne Financial Services, Inc.	S-3	333-272337	6/1/2023		$1,708.10	Unallocated (Universal) Shelf	—	—	$15,500,000
Fees Offset Sources	ChoiceOne Financial Services, Inc.	S-3	333-272337		6/1/2023						$1,708.10(1)

(1)	See Note (3) under Table 1 above.